UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 11, 2013

ADVANCED CELL TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50295	87-0656515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Locke Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (508) 756-1212

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Lawsuit Settlement

On January 11, 2013, Advanced Cell Technology, Inc. (the “Company”) entered into a settlement agreement and mutual release (the “Settlement Agreement”) with CAMOFI Master LDC (“CAMOFI”) and CAMZHN Master LDC (“CAMZHN” and together with CAMOFI, the “Settling Parties”), each of which are affiliates of Centrecourt Asset Management LLC. The Settlement Agreement relates to the lawsuit between the Settling Parties, as plaintiffs, and the Company, as defendant, in the Supreme Court of New York, New York County (the “Court”), docket number 652816/2011, in which the Settling Parties claim that the conversion price of certain notes and the exercise price of certain warrants held by the Settling Parties should have been adjusted as a result of certain transactions between the Company and JMJ Financial, Inc. during 2010. We have previously disclosed information about similarly situated holders asserting similar claims in our current reports on Form 8-K that we filed with the Securities and Exchange Commission on August 17, 2011, September 22, 2011, October 19, 2011, December 12, 2011, December 20, 2011, March 8, 2012, April 16, 2012 and September 14, 2012.

Pursuant to the Settlement Agreement, and subject to Court approval, the Company agreed, in exchange for dismissal of the pending lawsuit with prejudice and a mutual release of all claims, to do the following on the business day following approval by the Court of the settlement or on another day agreed upon by the parties to the settlement (the “Closing”):

•	issue to the Settling Parties an aggregate number of shares of the Company’s common stock (“Common Stock”) calculated by dividing $4,500,000 by the least of (a) $0.56 per share, (b) the closing price of the Common Stock on the day immediately prior to the execution of the Settlement Agreement or (c) the volume-weighted average price (“VWAP”) reported by Bloomberg LP for the 30-day period before such shares of Common Stock are received (the “Closing Shares”), of which 78.9% of such Closing Shares will be issued to CAMOFI and 21.1% to CAMHZN;

•	issue (a) to CAMOFI an Amortizing Senior Secured Convertible Debenture in the principal amount of $4,732,781 and (b) to CAMHZN an Amortizing Senior Secured Convertible Debenture in the original principal amount of $1,267,219 (together, the “Debentures”);

•	pay $1,577,594 to CAMOFI and $422,406 to CAMHZN; and

•	reimburse the Settling Parties for certain of the Settling Parties’ costs incurred in connection with the pending lawsuit.

The Debentures accrue interest at the rate of 8% per annum and mature on June 30, 2015. The Company may pre-pay all or a portion of the amounts due under the Debentures prior to maturity without penalty. Both of the Debentures are convertible at the option of the holder at a price per share of Common Stock equal to 80% of the VWAP of the ten consecutive trading days prior to the conversion date (the “Conversion Price”). The Company must make quarterly payments under the Debentures on the last day of each calendar quarter commencing on March 31, 2013 in the amount of $473,278. The quarterly payments may, at the option of the Company and subject to the satisfaction of certain conditions, be paid in shares of Common Stock. In such case, the conversion price for such payment will be based on the lesser of (i) the Conversion Price or (ii) 80% of the average of the 10 closing prices immediately prior to the date the quarterly payment is due. To secure its obligations under the Debentures, the Company will grant a security interest in substantially all of the Company’s assets, including its intellectual property, to the Settling Parties. The Debentures contain certain covenants customary for debt instruments of its kind.

3

If an event of default occurs under a Debenture, at the election of the Holder of such Debenture, such Debenture may be declared accelerated, in which case the greater of the amounts calculated in accordance with the following formulas shall become immediately due and payable: (a) 120% of the principal amount of the Debenture to be prepaid plus 100% of the accrued and unpaid interest; or (b) the principal amount of the Debenture to be prepaid divided by the Conversion Price (calculated either on the date acceleration is demanded or due or the date the accelerated amount is paid in full, whichever is less) multiplied by the closing price of the common stock (calculated either on the date the acceleration is demanded or due or the date the accelerated amount is paid in full, whichever is greater). Commencing 5 days after the occurrence of any event of default that results in the eventual acceleration of the Debenture, the interest rate on the Debenture will accrue at 18% per annum. For purposes of the Debentures, an event of default includes certain events that are customary for debt instruments of this type (including certain cure periods as set forth in the Debenture) including the failure to pay any amounts due under the Debenture when due, the failure to observe covenants and obligations under the Debenture, default under other debt instruments in an amount exceeding $150,000, the cessation of the quoting of the Common Stock on a trading market, the occurrence of a change of control transaction or other certain substantial transactions, the institution of bankruptcy or similar proceedings or the failure to have a registration statement covering the common stock underlying the Debentures effective within 180 days after the Closing (in accordance with the registration rights agreement described below).

The Company and the Settling Parties have agreed to enter into a registration rights agreement (the “Registration Rights Agreement”), which will require the Company to register the shares of Common Stock into which the Debentures are convertible with the Securities and Exchange Commission. The Registration Rights Agreement provides that the registration statement will be filed within thirty days of the execution of the Registration Rights Agreement.

Pursuant to the Settlement Agreement, the Company and the Settling Parties will file a joint application for a hearing to determine the fairness of the transactions contemplated by the Settlement Agreement. If the Court grants this application, subject to the Company’s delivery of the Closing Shares, the Debentures, cash payments and reimbursement of expenses, the Selling Parties will deliver a stipulation of dismissal executed by the Settling Parties’ legal counsel to the Company. The Company intends to file this stipulation with the Court to obtain dismissal of the pending lawsuit.

The foregoing description of the Settlement Agreement, Debentures and Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements attached as exhibits hereto, which are incorporated by reference herein.

Office Lease Agreement

On January 11, 2013, we entered into an office lease agreement with the Janelon Trust pursuant to which we rent approximately 17,696 square feet of office and laboratory space located 33 Locke Drive, Marlborough, Massachusetts. The lease term commenced on January 11, 2013 and continues until March 31, 2018. The 17,696 square feet that we lease pursuant to the office lease with the Janelon Trust expands our rented space at 33 Locke Drive, Marlborough, Massachusetts, where we house our headquarters. Our rent for the premises is $0 per month for the first three months, $21,382.67 per month for months 4 through 27, $22,120.00 per month for months 28 through 39, $22,488.67 per month for months 40 through 51 and $22,857.33 per month for months 52 through 63. We paid a refundable security deposit to the Janelon Trust in the amount of $21,382.67 that will be refunded to us following the end of the lease term minus any deductions that are permitted pursuant to the lease and applicable law. We have an option to extend the lease term for an additional five year period on the same terms as the lease agreement except that the rental rate will be adjusted to the then prevailing rate for the office building. The foregoing description of the lease agreement is qualified in its entirety by reference to the full text of the lease agreement attached as an exhibit hereto, which is incorporated by reference hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Closing Shares and the Debentures that the Company has agreed to issue to the Settling Parties will be issued in reliance upon the exemption from registration set forth in Section 3(a)(10) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On January 17, 2013, the Company issued a press release announcing the settlement with CAMOFI and CAMZHN. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement and Mutual Release, dated as of January 11, 2013, by and among the Company, CAMOFI Master LDC and CAMZHN Master LDC
10.2	Form of Amortizing Senior Secured Convertible Debenture Issued to CAMOFI Master LDC
10.3	Form of Amortizing Senior Secured Convertible Debenture Issued to CAMZHN Master LDC
10.4	Form of Registration Rights Agreement by and among Company, CAMOFI Master LDC and CAMZHN Master LDC
10.5	Office Lease Agreement, dated as of January 11, 2013, by and among the Company and The Janelon Trust
99.1	Press Release dated January 17, 2013

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013	Advanced Cell Technology, Inc. By: /s/ Gary H. Rabin Gary H. Rabin Chief Executive Officer

5